Exhibit 21


                                  SUBSIDIARIES

      Name of Subsidiary                                 State of Incorporation
      ------------------                                 ----------------------

Velocity Express, Inc.                                   Delaware

U-Ship International Ltd.                                Wisconsin

U-Ship America, Inc.                                     Minnesota

Intelligent Kiosk Company                                Minnesota

Advanced Courier Services, Inc.                          Minnesota

United Acquisitions, Inc.                                Minnesota

United Vehicle Leasing, Inc.                             Minnesota